Exhibit 99.1

NEWS RELEASE

Southcross Energy	1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201, 214-979-3700

Southcross Energy Partners, L.P. Reports Second Quarter 2013

Financial and Operating Results

DALLAS, Texas, August 7, 2013 — Southcross Energy Partners, L.P. (NYSE: SXE) (“Southcross” or the “Partnership”) today announced second quarter 2013 financial and operating results.

Second Quarter 2013 Highlights

•                  Natural gas liquids (“NGL”) production of 10,740 barrels per day, an increase of 6% from the first quarter of 2013

•                  Processed natural gas volumes of 217,315 million BTU per day (“MMBtu/d”), a decrease of 9% from the first quarter of 2013

•                  Improved performance at our Bonnie View fractionator which produced 99% on-specification products versus 69% in the first quarter of 2013

•                  Commenced new NGL sales contracts on May 1, 2013 that improved realized NGL sales prices

•                  Completed construction of a new rich gas pipeline and new propane pipeline

•                  Commenced construction of an additional pipeline to connect rich gas under a new gas supply contract expected to start in the fourth quarter of 2013

Second Quarter Results

Southcross’ Adjusted EBITDA (as defined below) was $6.2 million for the three month period ended June 30, 2013, compared to $7.3 million for the same period in the prior year. Adjusted EBITDA for the second quarter of 2013 was impacted negatively by approximately $2.3 million due to plant downtime and unusual expenses related to decommissioning costs for an abandoned facility and other items.

“Our EBITDA progression continues to improve as we produce more on-specification products and sell NGLs under our new, higher-priced contracts,” said David Biegler, Chairman, President and Chief Executive Officer of Southcross’ general partner. “The recent addition of new gas supply, expansion of our pipeline system and strong drilling activity of producers on our gathering systems provide us with confidence in our growth. We continue to be encouraged by our progress in solidifying growth projects that would add significant gas supply volumes and further develop our downstream liquids and residue gas marketing businesses.”

Gross operating margin (as defined below) totaled $21.3 million for the three month period ended June 30, 2013, compared to $18.7 million for the same period in the prior year. Net (loss)/ income (before deemed distributions on preferred units) was $(6.2) million for the three month period ended June 30, 2013, compared to $1.9 million for the same period in the prior year.

During the three month period ended June 30, 2013, total gas volumes averaged 545,093 MMBtu/d, a decrease of 5% compared to 571,884 MMBtu/d during the same period in the prior year. Processed gas volumes averaged 217,315 MMBtu/d during the three month period ended June 30, 2013, an increase of 4% over the 208,658 MMBtu/d for the same period in the prior year. NGL production for the three month period ended June 30, 2013 averaged 10,740 barrels per day, an increase of 19% from the 9,013 barrels per day for the same period in the prior year, reflecting an increase in liquids-rich gas volumes from the Eagle Ford.

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Capital Expenditures

For the three month period ended June 30, 2013, capital additions to property, plant and equipment were $13.9 million.

Cash Distributions

On July 29, 2013, Southcross announced that it would pay on August 14, 2013 to all unitholders of record on August 9, 2013, a cash distribution of $0.40 per common unit for the three month period ended June 30, 2013. Southcross also announced that it would pay on August 14, 2013 to all preferred unitholders of record on August 9, 2013, a distribution paid in-kind in the form of additional convertible preferred units at a rate of $0.40 per unit. The distribution will be pro-rated from April 12, 2013 or May 15, 2013, depending on the date a holder’s Series A convertible preferred units were issued.

Updated Fourth Quarter 2013 Guidance

Southcross is narrowing its financial guidance and expects that its Adjusted EBITDA for the fourth quarter of 2013 will range from $14 million to $16 million compared to its prior guidance range of $14 million to $17 million.

The guidance above sets forth management’s best estimate based on current and anticipated market conditions and other factors. While we believe that these estimates and assumptions are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, regulatory, environmental and competitive risks and uncertainties that could cause actual results to differ materially from those that we anticipate, as set forth under “Forward-Looking Statements.”

Conference Call Information

Southcross will hold a conference call on Wednesday, August 7, 2013, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss its second quarter 2013 financial and operating results. The call can be accessed live over the telephone by dialing (877) 705-6003 or, for international callers, (201) 493-6725. The replay of the call will be available shortly after the call and can be accessed by dialing (877) 870-5176 or, for international callers, (858) 384-5517. The passcode for the replay is 418916. The replay of the conference call will be available for approximately two weeks following the call.

Interested parties may also listen to a simultaneous webcast of the call on Southcross’ website at www.southcrossenergy.com under the “Investors” section. A replay of the webcast will also be available for approximately two weeks following the call.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include three gas processing plants, two fractionation plants and approximately 2,740 miles of pipeline. The South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

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Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct. Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause our actual results in future periods to differ materially from anticipated or projected results. Examples include discussion of our new NGL contracts, new gas supply contracts and our fourth quarter 2013 Adjusted EBITDA guidance. An extensive list of the specific risks and uncertainties affecting us is contained in our 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 15, 2013 and other documents filed from time to time with the SEC. Any forward-looking statements in this press release are made as of the date of this press release and Southcross undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Use of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States, or GAAP. We also present the non-GAAP financial measures of Adjusted EBITDA, gross operating margin and distributable cash flow. We define Adjusted EBITDA as net income, plus interest expense, income tax expense, depreciation and amortization expense, certain non-cash charges such as non-cash equity compensation, unrealized losses on commodity derivative contracts and selected charges and transaction costs that are unusual or non-recurring, less interest income, income tax benefit, unrealized gains on commodity derivative contracts and selected gains that are unusual or non-recurring. We define gross operating margin as the sum of contract revenues less the cost of natural gas and NGLs sold. We define distributable cash flow as Adjusted EBITDA plus interest income, less cash interest expense (net of capitalized costs), income tax expense and maintenance capital expenditures.

We believe that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our results of operations. Reconciliations of Adjusted EBITDA, gross operating margin and distributable cash flow to their most directly comparable GAAP measure are included in this press release. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as an analytical tool because it excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider any of Adjusted EBITDA, gross operating margin or distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA, gross operating margin and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

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Contact:

Southcross Energy Partners, L.P.

Kristin Hodges, 214-979-3720

Investor Relations

investorrelations@southcrossenergy.com

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SOUTHCROSS ENERGY PARTNERS, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per unit data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenues	$154,703	$105,701	$298,954	$226,319
Expenses:
Cost of natural gas and liquids sold	133,407	87,002	258,795	186,204
Operations and maintenance	10,284	8,381	20,173	15,579
Depreciation and amortization	8,261	3,674	15,510	7,338
General and administrative	5,582	3,202	11,623	5,636
Total expenses	157,534	102,259	306,101	214,757

(Loss) income from operations	(2,831)	3,442	(7,147)	11,562
Interest expense, net	(3,101)	(1,332)	(5,148)	(3,131)
(Loss) income before income tax expense	(5,932)	2,110	(12,295)	8,431
Income tax expense	(260)	(171)	(279)	(256)
Net (loss) income	$(6,192)	$1,939	$(12,574)	$8,175
Series A preferred unit distribution	(560)		(560)
Series A preferred unit valuation adjustment to maximum value assuming change in control premium	(4,666)		(4,666)
Net loss attributable to partners	(11,418)		(17,800)

General partner’s interest in net loss	(124)		(252)
Limited partners’ interest in net loss	$(11,294)		$(17,548)

Less deemed dividends on:
Redeemable preferred units		(777)		(1,519)
Series B redeemable preferred units		(1,592)		(1,784)
Series C redeemable preferred units		(59)		(59)
Preferred units		(3,840)		(7,586)
Net loss attributable to Southcross Energy LLC common unitholders		$(4,329)		$(2,773)

Basic and diluted loss per unit:
Net loss per limited partner common unit	$(0.65)		$(0.91)
Net loss per limited partner subordinated unit	$(0.27)		$(0.53)

Basic and diluted net loss per Southcross Energy LLC common unit		$(3.58)		$(2.28)

SOUTHCROSS ENERGY PARTNERS, L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for unit data)

(Unaudited)

	June 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$1,981	$7,490
Trade accounts receivable	48,645	50,994
Prepaid expenses	1,076	1,762
Other current assets	3,486	1,001
Total current assets	55,188	61,247

Property, plant and equipment, net	576,498	550,603
Intangible assets, net	1,596	1,624
Other assets	6,643	5,131
Total assets	$639,925	$618,605

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$60,390	$96,801
Other current liabilities	3,281	3,586
Total current liabilities	63,671	100,387

Long-term debt	236,500	191,000
Other non-current liabilities	1,317	751
Total liabilities	301,488	292,138

Commitments and contingencies

Series A convertible preferred units (1,715,000 units issued and outstanding as of June 30, 2013)	44,061	—

Partners’ capital:
Common units (12,222,692 and 12,213,713 units issued and outstanding as of June 30, 2013 and December 31, 2012, respectively)	176,138	194,365
Subordinated units (12,213,713 units issued and outstanding as of June 30, 2013 and December 31, 2012)	111,694	125,951
General Partner interest	6,857	6,628
Accumulated other comprehensive loss	(313)	(477)
Total partners’ capital	294,376	326,467
Total liabilities and partners’ capital	$639,925	$618,605

SOUTHCROSS ENERGY PARTNERS, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net (loss) income	$(12,574)	$8,175
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	15,510	7,338
Unit-based compensation	1,093	146
Amortization of deferred financing costs	602	624
Unrealized loss	—	222
Other, net	19	—
Changes in operating assets and liabilities:
Trade accounts receivable	2,349	10,772
Prepaid expenses and other	823	617
Other non-current assets	(69)	(1,217)
Accounts payable and accrued liabilities	(7,123)	(13,212)
Interest Payable	—	(1)
Other liabilities	(966)	(1,220)
Net cash provided by (used in) operating activities	(336)	12,244
Cash flows from investing activities:
Capital expenditures	(69,449)	(71,603)
Expenditures related to repairs of fire damage	(2,622)	—
Other	24	—
Net cash used in investing activities	(72,047)	(71,603)
Cash flows from financing activities:
Borrowings under our credit agreements	85,500	45,500
Repayments under our credit agreements	(40,000)	(39,245)
Payments on capital lease obligations	(261)	—
Financing costs	(2,045)	(2,514)
Proceeds from issuance of Series A convertible preferred units, net of issuance costs	38,835	—
Contributions from general partner	800	—
Repurchase and retirement of Southcross Energy LLC common units	—	(15,300)
Proceeds from issuance of Southcross Energy LLC Series B redeemable preferred units	—	42,800
Proceeds from issuance of Southcross Energy LLC Series C redeemable preferred units	—	30,000
Distribution to partners	(15,955)	—
Net cash provided by financing activities	66,874	61,241

Net (decrease) increase in cash and cash equivalents	(5,509)	1,882
Cash and cash equivalents — Beginning of period	7,490	1,412
Cash and cash equivalents — End of period	$1,981	$3,294

SOUTHCROSS ENERGY PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATIONAL DATA

(In thousands, except for operational data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Adjusted EBITDA	$6,247	$7,262	$10,789	$19,046
Gross operating margin	$21,296	$18,699	$40,159	$40,115

Maintenance capital expenditures	$635	$1,388	$1,345	$1,736
Expansion capital expenditures	$19,604	$31,302	$68,104	$69,867

Distributable cash flow	$2,607	$4,808	$4,641	$14,869
Cash distributions declared	$9,986	$—	$19,959	$—

Operating data:
Average throughput of gas (MMBtu/d)	545,093	571,884	569,592	576,404
Average volume of processed gas (MMBtu/d)	217,315	208,658	228,474	210,679
Average volume of NGLs sold (Bbls/d)	10,740	9,013	10,448	9,093

Realized prices on natural gas volumes sold ($/MMBtu)	$4.19	$2.30	$3.80	$2.48
Realized prices on NGL volumes sold ($/gal)	$0.82	$0.89	$0.83	$0.98

SOUTHCROSS ENERGY PARTNERS, L.P.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Reconciliation of gross operating margin to net (loss) income:
Gross operating margin	$21,296	$18,699	$40,159	$40,115
(Deduct):
Income tax expense	(260)	(171)	(279)	(256)
Interest expense	(3,101)	(1,332)	(5,148)	(3,131)
General and administrative expense	(5,582)	(3,202)	(11,623)	(5,636)
Depreciation and amortization expense	(8,261)	(3,674)	(15,510)	(7,338)
Operations and maintenance expense	(10,284)	(8,381)	(20,173)	(15,579)
Net (loss) income	$(6,192)	$1,939	$(12,574)	$8,175

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Reconciliation of net (loss) income to Adjusted EBITDA and distributable cash flow:
Net (loss) income	$(6,192)	$1,939	$(12,574)	$8,175
Add:
Depreciation and amortization expense	8,261	3,674	15,510	7,338
Interest expense, net	3,101	1,332	5,148	3,131
Unit-based compensation	685	146	1,093	146
Income tax expense	260	171	279	256
Other, net	19	—	19	—
Expenses associated with significant items	113	—	1,314	—
Adjusted EBITDA	$6,247	$7,262	$10,789	$19,046
(Deduct):
Cash interest, net of capitalized costs	(2,745)	(895)	(4,524)	(2,185)
Income tax expense	(260)	(171)	(279)	(256)
Maintenance capital expenditures	(635)	(1,388)	(1,345)	(1,736)
Distributable cash flow	$2,607	$4,808	$4,641	$14,869